UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 19, 2010

GEOS COMMUNICATIONS, INC.
(Exact name of Company as specified in its charter)

Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 North Carroll Avenue, Suite 120, Southlake, Texas	76092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	817-240-0202

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On February 19, 2010, Geos Communications, Inc., a Washington corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement)” with Shoot It!, LLC., an Arizona limited liability company (“Shoot It!”), certain securityholders of Shoot It! and Shoot It! Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”).  Subject to the terms and conditions of the Merger Agreement, which has been approved by the boards of directors and managers, respectively, of the Company, Merger Sub, and Shoot It!, Shoot It! will be merged with and into Merger Sub (the “Merger”) with Merger Sub surviving as a wholly-owned subsidiary of the Company.  The Merger Agreement contains customary covenants.

Subject to certain conditions, the total consideration issued in the Merger was 2,500 shares of Geos Series G Convertible Preferred Stock, no par value per share (“Series G Preferred Stock”).  At Closing, 500 shares of Series G Preferred Stock were heldback by the Company in order to satisfy the Shoot It! securityholders’ indemnification obligations under the Merger Agreement.  Any Series G Preferred Stock remaining after the expiration of the holdback period set forth in the Merger Agreement will be issued pro rata to the Shoot It! securityholders.

The Merger Agreement is included as an exhibit to this Current Report on Form 8-K to provide additional information regarding the terms of the transactions described herein and is not intended to provide any other factual information or disclosure about the Company, Merger Sub, Shoot It! or the Shoot It! securityholders. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of a specific date, were solely for the benefit of the parties to such agreement (except as to certain indemnification obligations), are subject to limitations agreed upon by the contracting parties, including being qualified by disclosure schedules made for the purposes of allocating contractual risk between and among the parties thereto instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.  Investors are not third-party beneficiaries under the Merger Agreement and, in light of the foregoing reasons, should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Merger Sub, Shoot It! or  the securityholders of Shoot It! or any of their respective subsidiaries or affiliates.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Company agrees to furnish supplementally a copy of any omitted schedule to the Merger Agreement to the Commission upon request.

On February 23, 2010, the Company issued a Drawdown Promissory Note in an amount up to a maximum of $2,000,000 (the “Drawdown Note”)to Butterfield Family Trust U/A/D 1/12/99 (the “Trust”).  The Drawdown Note accrues interest at a rate of twelve percent per annum and the principal and interest thereon is due and payable on the earlier of (i) the closing on at least $5,000,000 of subscriptions for shares of Series H Preferred Stock of the Company, which is a series of preferred stock the Company anticipates creating (the “Series H Preferred Stock”) in the Offering (as defined below); or (ii) August 23, 2010 (the “Maturity Date”).  The Trust may convert all or any portion of the principal balance of and/or accrued but unpaid interest on the Drawdown Note into the securities the Company anticipates offering in a private placement of up to $16,000,000 of equity in the form of Series H Preferred Stock and warrants (the “Offering”), at a conversion price equal to the purchase price paid for the Series H Preferred Stock and warrants in the Offering.  The Series H Preferred Stock will not be registered under the Securities Act of 1933 as amended and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The Drawdown Note requires the issuance of a warrant  to purchase 10,000 shares of Common Stock of the Company for each $100,000 drawndown thereunder at a purchase price of $0.20 per share (the “Warrants”).  The term of each Warrant is three years from the issuance date of each Warrant.  On February 23, 2010, the Company requested and received a drawdown of $600,000.

Item 2.01          Completion of Acquisition or Disposition of Assets.

The Merger described in Item 1.01 closed on February 22, 2010.  For a description of the Merger,  see the disclosure provided under Item 1.01 above.

Item 3.02  Unregistered Sales of Equity Securities

As described under Item 1.01 above, on February 22, 2010, the Company issued 2,500 shares of Series G Preferred Stock, 500 of which shares were heldback by the Company pending the expiration of indemnification obligations. See Item 1.01 for a description of the Merger Agreement pursuant to which the Series G Preferred Shares were issued.  Each share of Series G Preferred Stock is convertible at the option of the holder into shares of Company Common Stock. The number of shares of Company Common Stock issuable upon conversion is determined by dividing the stated value, or $1,000, by a conversion price of $0.50, subject to adjustment as provided in the Certificate of Designations (the “Conversion Rate”).  In addition, each share of Series G Preferred Stock will automatically convert at the Conversion Rate if certain milestones provided in the Certificate of Designations are met.

At any time on or after the third (3rd) anniversary of the Initial Issuance Date, upon the written request of any holder, the Company shall redeem all of the outstanding Series G Preferred Stock requested to be redeemed by such holder for an amount in cash per Series G Preferred Stock equal to $1,000 plus any accrued but unpaid dividends thereon.

The sale of the Series G Preferred Shares was not registered under the Securities Act of 1933, as amended (the "Act"), in reliance on the private offering exemption from registration provided by Section 4(2) of the Act.

Item 9.01.  Financial Statements and Exhibits

(a)  Financial statements of businesses acquired.  Any financial statements that are required pursuant to Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)  Pro forma financial information.   Any pro forma financial statements that are required pursuant to Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)  Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger dated as of February 19, 2010 by and among Geos Communications, Inc., Shoot It! Acquisition, Inc., Shoot It!, LLC and certain securityholders of Shoot It!, LLC.

10.1*	Drawdown Promissory Note issued to Butterfield Family Trust U/A/D 1/12/99 dated February 23, 2010 in an amount up to $2,000,000.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOS COMMUNICATIONS, INC.
(Company)

Date	February 25, 2010
		By:	/s/ Richard Roberson
		Name	Richard Roberson
		Title:	Chief Financial Officer